AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment") is made as of the 26th day of March, 1997, by and between ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and J. SHELBY BRYAN (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee previously entered into that certain Employment Agreement, dated as of May 30, 1995, as amended by an Assignment and Amendment to Employment Agreement and Indemnification Agreement, dated October 23, 1996 (as amended, the "Employment Agreement"); and

     WHEREAS, the parties desire to further amend and modify certain of the terms and conditions of the Employment Agreement;

     NOW, THEREFORE, in consideration of the representations, warranties and mutual covenants set forth herein, the parties agree as follows:

     1. Term. Section 2 of the Employment Agreement is hereby amended such that the employment term thereunder may be renewed for an additional two (2) year term, rather than for an additional one (1) year term, at the sole option of the Employee, upon the conditions set forth therein. In addition, the Employee hereby indicates his intention to extend the employment term for an additional two year term commencing June 1, 1997, on the same terms and conditions as set forth in the Employment Agreement, as hereby amended, and the Company hereby accepts such indication by the Employee in lieu of the notice required by the Employee under Section 2 of the Employment Agreement.

     2. Duties. The first sentence of Section 3(b) of the Employment Agreement is hereby deleted and amended to read in its entirety as follows:

          The Employee will render his services to the Company as Chairman of the Board, Chairman of the Board and Chief Executive Officer or President and Chief Executive Officer and shall perform the duties and services incident, usual and customary to such respective positions, and such other duties consistent with the duties of such offices, as may be assigned to him from time to time by the Board of Directors of the Company.

     3. Compensation; Benefits. Section 4(a) of the Employment Agreement is hereby amended to delete the third sentence thereof in its entirety, such that, effective from and after January 1, 1997, in computing the Salary, the components of Revenues increase and EBITDA increase shall not offset one another if one component is a negative amount and the other
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component  is a positive amount.

     4. Termination by the Employee for Good Reason. Section 8(c) of the Employment Agreement is hereby amended to delete clause (i) thereof in its entirety and to replace such clause with the following:

          (i) if the Employee is no longer designated and has the authority of Chief Executive Officer or Chairman of the Board of the Company or there shall be a change in the Employee's status or responsibilities (including reporting responsibilities) which does not represent a promotion or the Employee shall be assigned duties which are inconsistent with his status, title, position or duties as Chief Executive Officer or Chairman of the
     Board, or....

     5. Termination of Employment by Employee. A new subsection (f) is hereby added to Section 8 as follows:

          (f) Voluntary Termination. The Employee shall have the right, at any time and in his sole discretion, to terminate his employment by the Company and be relieved of any obligation to render or provide any further services hereunder upon ninety (90) days prior written notice to the Company of the effective date of such termination. In such event (unless such termination by the Employee is pursuant to Section 8(c) or Section 8(e) hereunder, in which case the terms of such respective section shall govern), all compensation and benefits under Section 4 of this Agreement that have accrued in favor of the Employee as of the effective date of termination and all expenses that have been incurred under Section 5 of this Agreement prior to the effective date of termination, to the extent unpaid or undelivered, shall be paid or delivered to the Employee in a lump sum on the effective date of termination.

     6. Other Terms and Conditions. All other terms and conditions of the Employment Agreement shall remain in full force and effect, as if fully stated herein.
     7. Capitalized Terms. Capitalized terms, and other defined terms, shall have the same meaning as that accorded to them in the Employment Agreement, unless the context requires otherwise.

     8. Conflict. If there are any conflicting terms or conditions between the terms and conditions of this Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of this Amendment shall control.

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first above written.

                                              ICG COMMUNICATIONS, INC.

                                              By:_____________________
                                                 Name:
                                                 Title:

                                              /s/J. Shelby Bryan
                                              ------------------------
                                              J. SHELBY BRYAN